Form N-SAR,
Sub-Item 77Q1(d)
Copies of any constituent
instruments defining the
rights of shareholders


Nuveen Investment Trust
811-07619


The rights of the holders of each class of the Funds in the Trust are described in the Amended Establishment and Designation of Classes. This instrument, dated
January 26, 2017 and adding a new class of shares entitled Class T Shares, was filed as exhibit 99.A.2 to Form 485BPOS filing on February 28, 2017, Accession
No. 0001193125-17-060228 and is incorporated by reference for this Sub-Item 77Q1(d).